UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 23, 2019

METROPOLITAN BANK HOLDING CORP.

(Exact name of the registrant as specified in its charter)

New York	001-38282	13-4042724
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

99 Park Avenue
New York, New York	10016
(Address of principal executive offices)	(Zip Code)

(212) 659-0600

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MCB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K amends Item 7.01 of the Current Report on Form 8-K of Metropolitan Bank Holding Corp. (the “Company”) filed on October 23, 2019 (the “Original Form 8-K”) solely to correct errors on Slide 6 of the investor presentation furnished as Exhibit 99.2 thereto related to the amounts of technology costs, other expenses and total noninterest expenses (which was incorrectly labeled as Total Noninterest Income) for the three months ended September 30, 2019, which have been corrected on Exhibit 99.1 to this Amendment No. 1. No other changes have been made to the Original Form 8-K.

Item 7.01	Regulation FD Disclosure

The Company has made available on its website updated presentation materials containing additional information about the Company’s financial results for the third quarter ended September 30, 2019 (the “Presentation Materials”). The Presentation Materials is furnished herewith as Exhibit 99.1 and is incorporated by reference in this Item 7.01.

The information provided in Item 7.01 of this report, including Exhibit 99.1, shall not be deemed “filed” for any purpose, nor shall the information or Exhibit 99.1 be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Presentation Materials

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

METROPOLITAN BANK HOLDING CORP.

Dated: October 24, 2019	By:	/s/ Anthony Fabiano
Anthony Fabiano
Executive Vice President and Chief Financial Officer